UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Two International Place, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02. Results of Operations and Financial Condition

     Registrant has reported its results of operations for the three and nine months ended July 31, 2010, as described in Registrant’s news release dated August 18, 2010, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Document
99.1	Press release issued by the Registrant dated August 18, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	August 18, 2010	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated August 18, 2010.

Exhibit 99.1

Contact:
Robert Whelan - 617.482.8260
rwhelan@eatonvance.com

Eaton Vance Corp.
Report for the Three and Nine Month Periods Ended July 31, 2010

Boston, MA, August 18, 2010 - Eaton Vance Corp. (NYSE: EV) reported earnings per diluted share of $0.34 for the third quarter of fiscal 2010 compared to earnings per diluted share of $0.25 in the third quarter of fiscal 2009 and $0.29 in the second quarter of fiscal 2010. Third quarter fiscal 2010 earnings were reduced $3.0 million, or $0.01 per diluted share, by expenses associated with the $200 million initial public offering of Eaton Vance Tax-Advantaged Bond and Option Strategies Fund in June. Earnings were reduced $8.2 million, or $0.07 per diluted share, in the second quarter of fiscal 2010 by adjustments in connection with an increase in the estimated redemption value of non-controlling interests redeemable at other than fair value, as required following adoption in fiscal 2010 of a new accounting standard on non-controlling interests. Third quarter fiscal 2009 earnings were reduced $3.3 million, or $0.02 per diluted share, by expenses associated with the $275 million initial public offering of Eaton Vance National Municipal Opportunities Trust in May of last year. The Company earned $0.99 per diluted share in the first nine months of fiscal 2010 compared to $0.68 per diluted share in the first nine months of fiscal 2009.

Net inflows of $4.8 billion into long-term funds and separate accounts in the third quarter of fiscal 2010 compare to net inflows of $3.9 billion in the third quarter of fiscal 2009 and $5.3 billion in the second quarter of fiscal 2010. The Company’s annualized internal growth rate for the quarter was 11 percent. Assets under management on July 31, 2010 were $173.3 billion, an increase of 21 percent over the $143.7 billion of managed assets as of July 31, 2009 and a decrease of 2 percent from the $176.2 billion of managed assets as of April 30, 2010.

“In the third quarter of fiscal 2010, Eaton Vance showed solid profitability and double digit internal growth,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Generating organic growth on a recurring basis through a variety of market conditions continues to be a hallmark of the Company.”

Comparison to Third Quarter of Fiscal 2009

Long-term fund net inflows of $3.4 billion in the third quarter of fiscal 2010 compare to $1.7 billion of long-term fund net inflows in the third quarter of fiscal 2009, and reflect $8.6 billion of fund sales and other inflows and $5.2 billion of fund redemptions. Institutional and high-net-worth separate account net inflows in the third quarter of fiscal 2010 were $1.3 billion, consisting of gross inflows of $3.5 billion offset by $2.2 billion of outflows. In the third quarter of fiscal 2009, inflows of $2.3 billion in institutional and high-net-worth separate accounts were offset by outflows of $1.2 billion. Retail managed account net inflows were $0.1 billion in the third quarter of fiscal 2010 compared to $1.0 billion in the third quarter of fiscal 2009. Retail managed accounts gross inflows of $1.5 billion in the third quarter of fiscal 2010 decreased from the $2.2 billion of inflows in the third quarter of fiscal 2009, while outflows of $1.4 billion in the third quarter of fiscal 2010 increased from outflows of $1.2 billion in the third quarter of fiscal 2009. Tables 1-4 on page 7 summarize the Company’s assets under management and asset flows by investment category.

Revenue in the third quarter of fiscal 2010 increased $44.7 million, or 20 percent, to $273.1 million from revenue of $228.4 million in the third quarter of fiscal 2009. Investment advisory and administration fees increased 23 percent to $214.8 million, reflecting a 26 percent increase in average assets under management. Distribution and underwriter fees increased 12 percent due to an increase in average fund assets that pay distribution fees and an increase in fund sales for which the Company received underwriting fees. Service fee revenue increased 15 percent due to an increase in average fund assets subject to service fees. Other revenue, which decreased by $1.9 million, included $1.9 million of net realized and unrealized losses on investments of consolidated funds in the third quarter of fiscal 2010 compared to $0.4 million of net realized and unrealized gains on investments of consolidated funds in the third quarter of fiscal 2009.

Operating expenses increased $25.2 million, or 15 percent, to $194.3 million in the third quarter of fiscal 2010 compared to operating expenses of $169.1 million in the third quarter of fiscal 2009. Compensation expense increased 11 percent due to increases in employee headcount and base salaries, adjusted operating income-based bonus accruals, sales-based incentives and stock-based compensation. Distribution expense increased 33 percent from the prior fiscal year’s third quarter due primarily to increases in asset- and sales-based distribution expenses, including intermediary marketing support payments, Class C distribution fees, marketing and promotion expenses, and commissions paid on certain sales of Class A shares. Service fee expense increased 20 percent, in line with the increase in assets subject to service fees. Amortization of deferred sales commissions increased 10 percent, reflecting an increase in Class C amortization as a result of strong sales of Class C fund shares, offset by a decrease in Class B amortization consistent with a declining trend in Class B fund share sales and assets. Fund expenses increased 20 percent in the third quarter of fiscal 2010 compared to the third quarter of fiscal 2009, primarily reflecting an increase in fund-related expenses offset by a decrease in sub-advisory expenses. Other expenses increased 5 percent, reflecting increases in consulting and travel expenses and a decrease in information technology and facilities expenses.

Operating income in the third quarter of fiscal 2010 was $78.8 million, an increase of 33 percent over operating income of $59.2 million in the third quarter of fiscal 2009.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income excluding the results of consolidated funds and adding back closed-end fund structuring fees, stock-based compensation, write-offs of intangible assets and other items that we consider non-operating in nature. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since operating results of consolidated funds and amounts resulting from one-time events do not necessarily represent normal results of operations. In addition, when assessing performance, management and the Board look at performance both with and without stock-based compensation, a non-cash operating expense.

Adjusted operating income of $94.7 million in the third quarter of fiscal 2010 was 31 percent higher than the $72.1 million of adjusted operating income in the third quarter of fiscal 2009. The Company’s adjusted operating margin improved to 34.7 percent in the third quarter of fiscal 2010 from 31.6 percent in the third quarter of fiscal 2009.

The following table provides a reconciliation of operating income to adjusted operating income for the periods presented:

Reconciliation of Operating Income to Adjusted Operating Income

	Three Months Ended			% Change

	July	April	July	Q3 2010	Q3 2010
	31,	30,	31,	to	to
(in thousands)	2010	2010	2009	Q2 2010	Q3 2009

Operating income	$ 78,762	$ 81,089	$ 59,233	(3)%	33%
Closed-end fund structuring
fees	2,583	-	2,677	NM	(4)%
Operating loss (income) of
consolidated funds	1,532	(446)	(620)	NM	NM
Stock-based
compensation	11,852	11,761	10,796	1%	10%

Adjusted operating income	$ 94,729	$ 92,404	$ 72,086	3%	31%

Interest income decreased 16 percent in the third quarter of fiscal 2010 compared to the third quarter of fiscal 2009 due to lower effective interest rates earned on cash balances. In the third quarter of fiscal 2010, the Company recognized $1.3 million of net realized and unrealized gains on separate account and corporate investments compared to $3.1 million of net realized and unrealized gains on separate account investments and $0.4 million of impairment losses on investments in collateralized debt obligation entities in the third quarter of fiscal 2009. The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income (loss) of affiliates, was 39.9 percent and 39.5 percent in the third quarter of fiscal 2010 and fiscal 2009, respectively.

Net income attributable to non-controlling interests increased $0.1 million in the third quarter of fiscal 2010 over the third quarter of fiscal 2009, reflecting the adoption of a new accounting pronouncement in fiscal 2010 that requires changes in the estimated redemption value of non-controlling interests redeemable at other than fair value to be recognized in net income attributable to non-controlling interests.

Net income attributable to Eaton Vance Corp. shareholders in the third quarter of fiscal 2010 was $41.8 million, compared to net income attributable to Eaton Vance Corp. shareholders of $31.2 million in the third quarter of fiscal 2009.

Comparison to Second Quarter of Fiscal 2010

Revenue in the third quarter of fiscal 2010 increased $0.1 million to $273.1 million from $273.0 million in the second quarter of fiscal 2010. Investment advisory and administration fees increased 1 percent to $214.8 million, reflecting a 1 percent increase in average assets under management. Distribution and underwriter fees decreased 1 percent due to a decrease in average fund assets that pay these fees. Service fee revenue decreased 1 percent due to a decrease in average fund assets subject to service fees. Other revenue, which decreased by $2.0 million over the prior quarter, included $1.9 million of net realized and unrealized losses on investments of consolidated funds recognized in the third quarter of fiscal 2010 compared to $0.2 million of net realized and unrealized gains on investments of consolidated funds in the second quarter of fiscal 2010.

Operating expenses increased $2.4 million, or 1 percent, to $194.3 million in the third quarter of fiscal 2010 from $191.9 million in the second quarter of fiscal 2010. Excluding the $3.0 million of expenses associated with the closed-end fund offering discussed above, operating expenses were unchanged from the second quarter of fiscal 2010. Compensation expense decreased 2 percent, reflecting decreases in sales-based incentives, payroll taxes and employee benefits. Distribution expense increased 10 percent from the prior fiscal quarter, reflecting $2.6 million in closed-end fund related structuring fees paid to distribution partners and an increase in Class C distribution fees. Service fee expense decreased 2 percent, in line with the decrease in assets subject to service fees. Fund expenses increased 23 percent from the second quarter of fiscal 2010 due to an increase in fund expenses borne by the Company. Other expenses were unchanged from the second quarter, as increases in travel expenses were offset by decreases in information technology and consulting expenses.

Operating income in the third quarter of fiscal 2010 was $78.8 million, a decrease of 3 percent from operating income of $81.1 million in the second quarter of fiscal 2010. Adjusted operating income of $94.7 million in the third quarter of fiscal 2010 was 3 percent higher than the $92.4 million of adjusted operating income in the second quarter of fiscal 2010. The Company’s adjusted operating margin increased to 34.7 percent in the third quarter of fiscal 2010 from 33.9 percent in the second quarter of fiscal 2010.

In the third quarter of fiscal 2010, the Company recognized $1.3 million of net realized and unrealized gains on separate account and corporate investments. In the second quarter of fiscal 2010, the Company recognized $1.6 million of net realized and unrealized gains on separate account investments and corporate investments. The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income (loss) of affiliates, was 39.9 percent and 38.4 percent in the third quarter and second quarter of fiscal 2010, respectively.

Net income attributable to non-controlling interests decreased $8.3 million in the third quarter of fiscal 2010 compared to the prior quarter, reflecting increases in the carrying value of non-controlling interests redeemable at other than fair value recorded in the second quarter of fiscal 2010.

Net income attributable to Eaton Vance Corp. shareholders in the third quarter of fiscal 2010 was $41.8 million compared to net income attributable to Eaton Vance Corp. shareholders of $36.0 million in the second quarter of fiscal 2010.

Cash and cash equivalents and short-term investments totaled $384.9 million as of July 31, 2010 compared to $360.5 million on October 31, 2009. The Company used $97.4 million to fund share repurchases and paid $75.0 million of common share dividends over the past twelve months. There were no outstanding borrowings against the Company’s $200.0 million credit facility on July 31, 2010.

During the first nine months of fiscal 2010, the Company used $68.8 million to repurchase and retire approximately 2.2 million shares of its Non-Voting Common Stock under its repurchase authorizations. Approximately 6.3 million shares remain unused of the current 8.0 million share repurchase authorization.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment products and wealth management solutions. The Company’s long record of providing exemplary service and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)
(unaudited)
		Three Months Ended				Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2010 to	Q3 2010 to	July 31,	July 31,
	2010	2010	2009	Q2 2010	Q3 2009	2010	2009	% Change
Revenue:
Investment advisory and
administration fees	$ 214,752	$ 212,141	$ 175,167	1%	23%	$ 637,280	$ 488,837	30%
Distributions and underwriter fees	24,341	24,666	21,719	(1)	12	74,041	61,521	20
Service fees	34,243	34,453	29,862	(1)	15	102,686	83,103	24
Other revenue	(257)	1,693	1,625	NM	NM	4,060	2,772	46
Total revenue	273,079	272,953	228,373	-	20	818,067	636,233	29
Expenses:
Compensation of officers and
employees	86,079	88,089	77,316	(2)	11	261,042	214,179	22
Distribution expense	33,771	30,598	25,386	10	33	93,480	68,893	36
Service fee expense	28,906	29,593	24,151	(2)	20	86,635	68,027	27
Amortization of deferred sales
commissions	9,187	8,376	8,319	10	10	25,522	27,399	(7)
Fund expenses	6,267	5,103	5,230	23	20	15,663	14,646	7
Other expenses	30,107	30,105	28,738	-	5	88,527	86,734	2
Total expenses	194,317	191,864	169,140	1	15	570,869	479,878	19
Operating Income	78,762	81,089	59,233	(3)	33	247,198	156,355	58
Other Income/(Expense):
Interest income	719	716	857	-	(16)	2,205	2,956	(25)
Interest expense	(8,413)	(8,411)	(8,446)	-	-	(25,240)	(25,269)	-
Realized gains (losses) on investments	6,445	(251)	(375)	NM	NM	7,942	(2,761)	NM
Unrealized gains (losses) on investments	(5,132)	1,802	3,499	NM	NM	(2,537)	6,652	NM
Foreign currency gains (losses)	(22)	200	93	NM	NM	312	129	142
Impairment losses on investments	-	-	(369)	-	NM	-	(1,637)	NM
Income Before Income Taxes and Equity
in Net Income (Loss) of Affiliates	72,359	75,145	54,492	(4)	33	229,880	136,425	69
Income Taxes	(28,889)	(28,880)	(21,507)	-	34	(89,414)	(49,833)	79
Equity in Net Income (Loss) of
Affiliates, Net of Tax	10	(281)	(163)	NM	NM	543	(1,504)	NM
Net Income	43,480	45,984	32,822	(5)	32	141,009	85,088	66
Net Income Attributable
to Non-Controlling Interests	(1,730)	(9,984)	(1,599)	(83)	8	(17,017)	(3,415)	398
Net Income Attributable to
Eaton Vance Corp. Shareholders	$ 41,750	$ 36,000	$ 31,223	16	34	$ 123,992	$ 81,673	52

Earnings Per Share Attributable to
Eaton Vance Corp. Shareholders:
Basic	$ 0.35	$ 0.30	$ 0.27	17	30	$ 1.05	$ 0.70	50
Diluted	$ 0.34	$ 0.29	$ 0.25	17	36	$ 0.99	$ 0.68	46
Dividends Declared, Per Share	$ 0.160	$ 0.160	$ 0.155	-	3	$ 0.480	$ 0.465	3

Weighted Average Shares Outstanding:
Basic	116,549	116,565	116,410	-	-	116,541	116,092	-
Diluted	122,612	123,515	121,797	(1)	1	122,996	119,933	3

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
(unaudited)
	July 31,	October 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$ 384,931	$ 310,586
Short-term investments	-	49,924
Investments advisory fees and other receivables	113,811	107,975
Other current assets	11,753	19,677
Total current assets	510,495	488,162

Other Assets:
Deferred sales commissions	49,917	51,966
Goodwill	135,786	135,786
Other intangible assets, net	74,972	80,834
Long-term investments	205,554	133,536
Deferred income taxes	124,189	97,044
Equipment and leasehold improvements, net	71,742	75,201
Note receivable from affiliate	-	8,000
Other assets	4,072	4,538
Total other assets	666,232	586,905
Total assets	$ 1,176,727	$ 1,075,067

LIABILITIES, TEMPORARY EQUITY AND PERMANENT EQUITY

Current Liabilities:
Accrued compensation	$ 88,543	$ 85,273
Accounts payable and accrued expenses	62,760	51,881
Dividend payable	18,905	18,812
Deferred income taxes	18,856	15,580
Contingent purchase price liability	5,079	13,876
Other current liabilities	8,078	2,902
Total current liabilities	202,221	188,324
Long-Term Liabilities:
Long-term debt	500,000	500,000
Other long-term liabilities	44,065	35,812
Total long-term liabilities	544,065	535,812
Total liabilities	746,286	724,136
Commitments and contingencies	-	-

Temporary Equity:
Redeemable non-controlling interests	46,075	43,871
Total temporary equity	46,075	43,871

Permanent Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 399,240 and 431,790 shares, respectively	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 117,736,966 and 117,087,810 shares, respectively	460	457
Additional paid-in capital	53,262	44,786
Notes receivable from stock option exercises	(2,794)	(3,078)
Accumulated other comprehensive loss	(1,208)	(1,394)
Retained earnings	334,174	266,196
Total Eaton Vance Corp. shareholders' equity	383,896	306,969
Non-redeemable non-controlling interests	470	91
Total permanent equity	384,366	307,060
Total liabilities, temporary equity and permanent equity	$ 1,176,727	$ 1,075,067

Table 1
Asset Flows (in millions)
Twelve Months Ended July 31, 2010
(unaudited)
Assets as of July 31, 2009 - beginning of period	$ 143,712
Long-term fund sales and inflows	30,430
Long-term fund redemptions and outflows	(21,902)
Long-term fund net exchanges	(88)
Institutional/HNW account inflows	15,398
Institutional/HNW account outflows	(7,135)
Institutional/HNW account net exchanges	82
Retail managed account inflows	7,157
Retail managed account outflows	(5,307)
Market value change	11,263
Change in cash management funds	(298)
Net change	29,600
Assets as of July 31, 2010 - end of period	$ 173,312

Table 2
Assets Under Management
By Investment Category (in millions)
(unaudited)
	July 31,	April 30,	%	July 31,	%
	2010	2010	Change	2009	Change
Equity Funds	$ 56,979	$ 60,997	-7% $	52,873	8%
Fixed Income Funds	32,933	29,383	12%	23,078	43%
Bank Loan Funds	16,359	17,739	-8%	15,847	3%
Cash Management Funds	1,165	1,524	-24%	1,462	-20%
Separate Accounts	65,876	66,602	-1%	50,452	31%
Total	$ 173,312	$ 176,245	-2% $	143,712	21%

Table 3
Asset Flows by Investment Category (in millions)
(unaudited)
	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2010	2010	2009	2010	2009
Equity fund assets - beginning of period	$ 60,997	$ 56,606	$ 47,137	$ 54,779	$ 51,956
Sales/inflows	2,907	3,425	2,887	9,630	11,189
Redemptions/outflows	(2,991)	(2,985)	(2,587)	(9,156)	(9,614)
Exchanges	(57)	(12)	27	392	(60)
Market value change	(3,877)	3,963	5,409	1,334	(598)
Net change	(4,018)	4,391	5,736	2,200	917
Equity assets - end of period	$ 56,979	$ 60,997	$ 52,873	$ 56,979	$ 52,873
Fixed income fund assets - beginning of period	29,383	26,697	21,251	24,970	20,382
Sales/inflows	4,644	3,827	1,903	11,050	4,689
Redemptions/outflows	(1,398)	(1,678)	(893)	(4,553)	(3,335)
Exchanges	65	(11)	14	175	100
Market value change	239	548	803	1,291	1,242
Net change	3,550	2,686	1,827	7,963	2,696
Fixed income assets - end of period	$ 32,933	$ 29,383	$ 23,078	$ 32,933	$ 23,078
Bank loan fund assets - beginning of period	17,739	16,879	13,786	16,452	13,806
Sales/inflows	1,042	1,279	1,267	3,269	3,012
Redemptions/outflows	(780)	(675)	(844)	(2,166)	(2,967)
Exchanges	(670)	20	14	(643)	6
Market value change	(972)	236	1,624	(553)	1,990
Net change	(1,380)	860	2,061	(93)	2,041
Bank loan assets - end of period	$ 16,359	$ 17,739	$ 15,847	$ 16,359	$ 15,847
Long-term fund assets - beginning of period	108,119	100,182	82,174	96,201	86,144
Sales/inflows	8,593	8,531	6,057	23,949	18,890
Redemptions/outflows	(5,169)	(5,338)	(4,324)	(15,875)	(15,916)
Exchanges	(662)	(3)	55	(76)	46
Market value change	(4,610)	4,747	7,836	2,072	2,634
Net change	(1,848)	7,937	9,624	10,070	5,654
Total long-term fund assets - end of period	$ 106,271	$ 108,119	$ 91,798	$ 106,271	$ 91,798
Separate accounts - beginning of period	66,602	59,993	44,282	57,278	35,831
Institutional/HNW account inflows	3,455	3,571	2,331	9,723	7,342
Institutional/HNW account outflows	(2,143)	(2,053)	(1,167)	(5,874)	(3,842)
Institutional/HNW account exchanges	660	-	-	82	-
Institutional/HNW assets acquired[1]	-	-	-	-	4,818
Retail managed account inflows	1,488	1,801	2,167	5,003	6,225
Retail managed account outflows	(1,403)	(1,258)	(1,201)	(3,824)	(4,778)
Retail managed account acquired[1]	-	-	-	-	2,035
Separate accounts market value change	(2,783)	4,548	4,040	3,488	2,821
Net change	(726)	6,609	6,170	8,598	14,621
Separate accounts - end of period	$ 65,876	$ 66,602	$ 50,452	$ 65,876	$ 50,452
Cash management fund assets - end of period	1,165	1,524	1,462	1,165	1,462
Total assets under management -
end of period	$ 173,312	$ 176,245	$ 143,712	$ 173,312	$ 143,712

		Table 4
	Long-Term Fund and Separate Account Net Flows (in millions)
	(unaudited)
	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2010	2010	2009	2010	2009
Long-term funds:
Open-end and other funds	$ 3,431	$ 3,674	$ 1,825	$ 9,597	$ 6,303
Closed-end funds	171	152	458	301	(116)
Private funds	(178)	(633)	(550)	(1,824)	(3,213)
Institutional/HNW accounts	1,311	1,518	1,164	3,849	3,500
Retail managed accounts	85	543	966	1,179	1,447
Total net flows	$ 4,820	$ 5,254	$ 3,863	$ 13,102	$ 7,921
[1] Tax Advantaged Bond Strategies acquired by Eaton Vance subsidiary, Eaton Vance Management, in December 2008.